SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 27, 1999
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                       BROOKDALE LIVING COMMUNITIES, INC.

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             (Exact name of registrant as specified in its charter)


          Delaware                      0-22253                 36-4103821
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification Number)

77 West Wacker Drive, Suite 4400, Chicago, Illinois                60601
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    (Address of principal executive offices)                     (Zip Code)


 Registrant's telephone number, including area code: (312) 977-3700.


                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS.

         On April 27, 1999, Brookdale Living Communities, Inc., a Delaware corporation ("Brookdale"), executed a definitive agreement for the sale in a private placement of $100 million of its 5 1/2% Convertible Subordinated Notes due 2009 (the "Notes"). The Notes are convertible at any time into the common stock of Brookdale at a price of $18.25 per share. In addition, the Notes are callable by Brookdale at any time after the third anniversary of the issuance at a price of 103% declining ratably to par on the fifth anniversary. Brookdale intends to use the net proceeds of the private offering for repayment of indebtedness, for working capital and general corporate purposes.

         Copies of the agreement and the press release announcing the signing of
the   agreement   are  attached   hereto  as  Exhibit  10.1  and  Exhibit  99.1,
respectively, and are incorporated herein by reference.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         Exhibit
           No.            Description
         -------          -----------

           10.1 Note Purchase Agreement, dated as of April 27, 1999, by and between Brookdale Living Communities, Inc. and Healthcare Partners


           99.1 Press Release of Brookdale Living Communities, Inc., dated April 28, 1999, filed pursuant to Rule 135(c) under the Securities Act of 1933, as amended.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BROOKDALE LIVING COMMUNITIES, INC.
                                          (Registrant)


Dated: April 29, 1999                     By:      /s/ Robert J. Rudnik
                                                  -----------------------------
                                                  Robert J. Rudnik
                                                  Executive Vice President,
                                                  General Counsel and Secretary